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                                                                    Exhibit 99.1

                         CHART HOUSE ENTERPRISES, INC.
               SUBSCRIPTION RIGHTS FOR SERIES A PREFERRED STOCK

Control No. _______                  Rights Represented by this
                                       Subscription Certificate ________________
CUSIP No. 160902 11 0                Maximum Basic Subscription Privilege
                                       Shares Available ________________________
                                     Account No. _______________________________


             Expiration Time ____________, 2001 (unless extended)


                VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                       ON OR BEFORE THE EXPIRATION TIME

THIS CERTIFIES THAT the registered owner, whose name is inscribed herein is the owner of the number of transferable rights (individually, a "Right" and collectively, the "Rights") set forth in this subscription certificate (the "Subscription Certificate"), each of which entitles the owner to subscribe for and purchase one share of Series A Preferred Stock, $1.00 par value per share (the "Series A Preferred Shares") of Chart House Enterprises, Inc. ("Chart House"), a Delaware corporation (the "Basic Subscription Privilege"), on the terms and subject to the conditions set forth in the Chart House prospectus dated _________________, 2001 (the "Prospectus") and the accompanying instructions as to use of Chart House's Subscription Certificates. The valid exercise of all of the Rights represented by this Subscription Certificate entitles its owner to subscribe for and purchase additional Series A Preferred Shares not purchased by other Rights holders in the exercise of their Basic Subscription Privilege (the "Oversubscription Privilege"). The transferable Rights represented by this Subscription Certificate may be (i) exercised by duly completing Section 1 or (ii) transferred or assigned by duly completing Section 2, on the reverse side hereof. Stock certificates for the Series A Preferred Shares subscribed for pursuant to the Basic Subscription Privilege will be delivered as soon as practicable after _________________, 2001, whether you exercise your rights immediately prior to that date or earlier. Stock certificates for the Series A Preferred Shares subscribed for pursuant to the Oversubscription Privilege will be delivered as soon as practicable after _________________, 2001.

                   THE SUBSCRIPTION RIGHTS ARE TRANSFERABLE

To subscribe for Series A Preferred Shares pursuant to your Basic Subscription Privilege, please complete line "A" on the reverse side hereof.

To subscribe for any Oversubscription shares please complete line "B" on the reverse side hereof. (Please Note: A Rights holder may not exercise the Oversubscription Privilege unless such holder's Basic Subscription Privilege has been exercised in full).

If the number of Rights being exercised (Section 1) or transferred (Section 2) pursuant to the Basic Subscription Privilege or the Oversubscription Privilege is less than all of the Rights represented by this Subscription Certificate, please complete line "D" on the reverse side hereof if you would like EquiServe Trust Company, N.A. (the "Subscription Agent") to deliver to you a new Subscription Certificate evidencing the remaining Rights to which you are entitled.

Payment of Shares: Full payment for the Basic Subscription Privilege shares and Oversubscription Privilege shares must accompany this Subscription Certificate or, if applicable, a notice of guaranteed delivery. Full payment must be made by
(i) uncertified personal check (please note that funds paid by uncertified personal check may take at least five business days to clear so Rights holders are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified check, bank draft or money order), or
(ii) certified check or bank draft drawn on a U.S. bank, or money order, payable to EquiServe Trust Company, N.A., as Subscription Agent.

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to EquiServe Trust Company, N.A., as Subscription Agent, will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

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If the amount enclosed or transmitted is not sufficient to pay the subscription price for all Series A Preferred Shares that are stated to be subscribed for, or if the number of Series A Preferred Shares being subscribed for is not specified, the number of Series A Preferred Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the subscription price for all Series A preferred shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.


           By Mail:                       By Overnight Courier:                        By Hand:
 EquiServe Trust Company, N.A.        EquiServe Trust Company, N.A.       Securities Transfer and Reporting
 Attention:  Corporate Actions        Attention:  Corporate Actions                 Services, Inc.
         P.O. Box 43025                    40 Campanelli Drive            c/o EquiServe Trust Company, N.A.
   Providence, RI  02940-3025             Braintree, MA  02184              Attention:  Corporate Actions
                                                                            100 Williams Street/Galleria
                                                                                 New York, NY  10038

                   -----------------------------------------
                   PLEASE FILL IN ALL APPLICABLE INFORMATION
                   -----------------------------------------

A.  Basic Subscription Privilege               _______________ x $ ____________________ = $________
    (1 Right = 1 Series A Preferred Share)     (No. of Shares)     (Subscription Price)

B.  Oversubscription Privilege                 _______________ x $ ____________________ = $____ (1)     (1)  The Oversubscription
                                               (No. of Shares)     (Subscription Price)                 Privilege can only be
C.  Amount of Payment Enclosed  =                                                                       exercised by Rights holders
    $ _____________                                                                                     if the Basic Subscription
                                                                                                        Privilege has been
                                                                                                        exercised in full.
D.  Deliver a new Subscription
    Certificate evidencing any
    remaining Rights                      [_] (check box)

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 SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of
 Series A Preferred Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.

 __________________________________________________________________________
 Signature(s) of Subscriber(s)

 __________________________________________________________________________

 __________________________________________________________________________
 Address for delivery of Shares if other than shown on front

 If permanent change of address, check here               [_]

 Please give your telephone number: (   ) _________________________________
 Please give your e-mail address: _________________________________________

 If Rights are being exercised pursuant to a notice of guaranteed delivery delivered to the Subscription Agent, please complete the following:

 Name of registered owner(s): _____________________________________________
 Window Ticket Number (if any): ___________________________________________
 Date of execution of notice of guaranteed delivery: ______________________ Name of institution guaranteeing delivery: _______________________________

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 SECTION 2. TO TRANSFER RIGHTS: For value received, _________________ of the
 Rights represented by the Subscription Certificate are assigned to:

                  ___________________________________________
                         (Print Full Name of Assignee)

                  ___________________________________________

                  ___________________________________________
                       (Print Full Address of Assignee)

                  ___________________________________________
                         Social Security Number(s) or
                     Taxpayer ID Number(s) of Assignee(s)

                  ___________________________________________
                          Signature(s) of Assignor(s)

 IMPORTANT: The Signature(s) in Section 1 or Section 2 must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

 Your signature must be guaranteed by an eligible guarantor institution, which includes banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

 Authorized Signature: ___________________________________________________
 Name: ___________________________________________________________________
 Name of Firm: ___________________________________________________________
 Address: ________________________________________________________________

 Area Code and Telephone Number:__________________________________________
 Date: ___________________________________________________________________

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